Exhibit 99.1

FIRST NIAGARA FINANCIAL GROUP ANNOUNCES DATE OF 2008 ANNUAL MEETING

Lockport, N.Y. - February 1, 2008 - First Niagara Financial Group, Inc. (NASDAQ: FNFG) today announced that its 2008 Annual Meeting of Stockholders will be held on Tuesday, April 29, 2008 at 10:00 a.m. local time at The Adam’s Mark, 120 Church Street, Buffalo, NY 14202.

Profile - First Niagara Financial Group, Inc., through its wholly owned subsidiary First Niagara Bank, has assets of $8.1 billion and deposits of $5.5 billion. First Niagara Bank is a full-service, community-focused bank that provides financial services to individuals, families and businesses through 110 branches and four Regional Market Centers across Upstate New York.

Officer Contacts
John R. Koelmel	President and Chief Executive Officer
Michael W. Harrington	Chief Financial Officer and Treasurer
Anthony M. Alessi	Investor Relations Manager
(716) 625-7692
tony.alessi@fnfg.com
Leslie G. Garrity	Public Relations and Corporate Communications Manager
(716) 625-7528
leslie.garrity@fnfg.com